UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2009

P.F. Chang’s China Bistro, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25123	86-0815086
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7676 E. Pinnacle Peak Road, Scottsdale, Arizona	85255
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 888-3000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Performance Unit Awards

On February 16, 2009, the Compensation Committee of the Board of Directors of P.F. Chang’s China Bistro, Inc. (the “Company”) approved the award of 600,000 performance units to each of the Company’s Co-Chief Executive Officers, Richard L. Federico and Robert T. Vivian, pursuant to the Company’s 2006 Equity Incentive Plan. Each award will vest on January 1, 2012, at which time the value of such awards, if any, will be determined and paid in cash.

The cash value of the performance units will be equal to the amount, if any, by which the Company’s final average stock price, as defined, exceeds the strike price. The strike price will be adjusted, either up or down, based on the percentage change in the Russell 2000 Index during the performance period, as defined, which approximates three years. The total value of the performance units is subject to a maximum value of $12.50 per unit. In the event of an executive’s involuntary separation without cause or due to a change in control (as both terms are defined in the executive employment agreements) prior to the end of the performance period, the performance period will end and the maximum value per unit may be calculated at a reduced amount. Additionally, if the Company’s final average stock price declines compared to the strike price, the total value of the performance units, if any, will be reduced by 50 percent.

Amended Executive Employment Agreements

On February 18, 2009, the Company executed amendments to the executive employment agreements for Richard L. Federico and Robert T. Vivian, the Company’s Co-Chief Executive Officers. Each employment agreement was revised to (i) extend the remaining contractual service term through January 1, 2012, (ii) reflect the current executive positions of Mr. Federico and Mr. Vivian within the Company, and (iii) require that any future amendments or modifications to the employment agreements be signed by the Chairman of the Compensation Committee. No other modifications were made to the agreements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	First Amendment to Amended and Restated Executive Employment Agreement, dated February 18, 2009, between P.F. Chang’s China Bistro, Inc. and Richard L. Federico

99.2	First Amendment to Amended and Restated Executive Employment Agreement, dated February 18, 2009, between P.F. Chang’s China Bistro, Inc. and Robert T. Vivian

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2009	P.F. Chang’s China Bistro, Inc.

/s/ Mark D. Mumford

Mark D. Mumford Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	First Amendment to Amended and Restated Executive Employment Agreement, dated February 18, 2009, between P.F. Chang’s China Bistro, Inc. and Richard L. Federico

99.2	First Amendment to Amended and Restated Executive Employment Agreement, dated February 18, 2009, between P.F. Chang’s China Bistro, Inc. and Robert T. Vivian